Exhibit 24

POWER OF ATTORNEY

Know by all these present, that the undersigned hereby constitutes and appoints each of Mike Blankenship, Ben Smolij, and Luisa Patoni, signing singly, the undersigned’s true and lawful attorney-in-fact to:

1.	Execute for and on behalf of the undersigned a Form ID application in accordance with the rules and regulations of the United States Securities and Exchange Commission;

2.	Execute for and on behalf of the undersigned any and all documents required to confirm the authenticity of any Form ID filed by or on behalf of the undersigned in accordance with the rules and regulations of the United States Securities and Exchange Commission; and

3.	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned has obtained a valid and proper Central Index Key from the United States Securities and Exchange Commission, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this April 10, 2022.

Allan Hall

/s/ Allan Hall